TRULEUM
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NOTE EXCHANGE AGREEMENT

This NOTE EXCHANGE AGREEMENT (this "**Agreement**") is entered into as of the 24th day of March 2025 (the **"Effective Date"**), by and between AEI Management, Inc., a Colorado corporation ("**Lender**"), and Truleum Inc., a Colorado corporation ("**Borrower**").

RECITALS

WHEREAS, Borrower previously issued to Lender that certain 7.25% Senior Secured Convertible Promissory Note, dated December 31, 2022, in the principal amount of four hundred thirteen-thousand two-hundred six dollars (<u>$413,206.00</u>) (the "**Original Note**"), which matured on December 31, 2024 and is currently in default due to Borrower's failure to pay the outstanding principal and accrued interest;

WHEREAS, the parties desire to enter into this Agreement pursuant to which the Borrower shall issue a new 8.5% Senior Secured Convertible Promissory Note to Lender with improved terms in exchange for the cancellation and full satisfaction of the Original Note;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Exchange of Notes

<u>1.1 Issuance of New Note</u>

(a) Borrower agrees to issue and deliver to Lender a new 8.5% Senior Secured Convertible Promissory Note in the principal amount of $413,206, with an interest rate of 8.5%

per annum, maturing on December 31, 2028 (the "**New Note**"), substantially in the form attached hereto as Exhibit A.

(b) The New Note shall include additional terms that are more favorable to the Lender than those contained in the Original Note, including but not limited to:

- 8.5% Annualized Interest Rate
- Variable Conversion Terms
- Interest Payments directly tied to net profits from Logan 1 wellbores

1.2 Cancellation of Original Note

(a) Upon execution and delivery of the New Note, the Original Note shall be deemed fully satisfied, canceled, and of no further force or effect.

(b) Lender shall deliver to Borrower the original copy of the Original Note marked "CANCELED" or shall execute a Note Cancellation Acknowledgment confirming the discharge of the Original Note.

2. Representations and Warranties

2.1 Borrower Representations

Borrower represents and warrants to Lender that:

(a) It has the full corporate power and authority to enter into this Agreement and issue the New Note;

(b) The original Note has accrued interest in the amount of twenty-nine thousand nine-hundred fifty-seven and forty-four **$29,957.44** through December 31, 2024, and accrued penalty interest of fourteen thousand two hundred ninety and four cents **($14,290.04)** through the effective date of this Agreement. The outstanding amounts shall become due on the next scheduled quarterly interest payment date as specified in the New Note. No interest shall accrue on these amounts prior to that date. However, if these amounts remain unpaid after the next scheduled quarterly interest payment date, they shall be treated in accordance with the provisions of the New Note relating to unpaid and accrued interest.

(b) The execution and delivery of this Agreement and the New Note do not violate any applicable laws or existing agreements; and

(c) The New Note constitutes a legal, valid, and binding obligation of the Borrower, enforceable in accordance with its terms.

2.2 Lender Representations

Lender represents and warrants to Borrower that:

(a) It is the sole legal and beneficial holder of the Original Note;

(b) It has full power and authority to enter into this Agreement and accept the New Note in exchange for the Original Note; and

(c) Upon execution of this Agreement, it releases Borrower from any and all claims relating to the Original Note.

3. Miscellaneous

<u>3.1 Governing Law</u>

This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to conflicts of law principles.

<u>3.2 Entire Agreement</u>

This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, discussions, and understandings.

<u>3.3 Counterparts</u>

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one agreement.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LENDER: **AEI MANAGEMENT, INC.**

By: Harry McMillan
Harry McMillan (Apr 2, 2025 11:03 CDT)

Name: Harry McMillan

Title: President

BORROWER: **TRULEUM INC.**

By: Jay S. Leaver
Jay S. Leaver (Apr 2, 2025 12:00 MDT)

Name: Jay Leaver

Title: President

EXHIBIT A – 8.5% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT (this "**Agreement**") is made and entered into as of the 24th of March 2025, by and between AEI Management, Inc., a Colorado corporation ("**Lender**"), and Truleum Inc., a Colorado corporation ("**Borrower**").

RECITALS

WHEREAS, Borrower executed and delivered to Lender a certain 7.25% Senior Secured Convertible Promissory Note, dated December 31, 2022, in the principal amount of $413,206 (the "**Original Note**"), which matured on December 31, 2024, and remains unpaid;

WHEREAS, Borrower has requested that Lender forbear from exercising its rights under the Original Note to allow the parties time to enter into a Note Exchange Agreement;

WHEREAS, Lender is willing to temporarily refrain from enforcing its rights under the Original Note, subject to the terms and conditions set forth in this Agreement.

1. Forbearance Period

1.1 Term of Forbearance

Lender agrees that it shall forbear from enforcing its rights and remedies under the Original Note, including initiating any collection or legal action, for a period commencing on the date of this Agreement and continuing until April 1, 2025 (the "**Forbearance Period**").

1.2 Conditions of Forbearance

Lender's agreement to forbear is conditioned upon the following:

(a) Borrower shall execute the Note Exchange Agreement and issue the New 8.5% Senior Secured Convertible Promissory Note on or before March 31, 2025.

(b) Borrower shall not take any action that would materially impair Lender's ability to enforce its rights under the Original Note if this Agreement expires without completion of the exchange.

2. Events of Default

If any of the following events occur during the Forbearance Period, Lender's obligations under this Agreement shall terminate immediately, and Lender may exercise all available rights and remedies:

(a) Borrower fails to execute the Note Exchange Agreement by the agreed deadline;

(b) Borrower files for bankruptcy or initiates any insolvency proceedings;

(c) Borrower fails to perform any material obligation under this Agreement or the Original Note.

3. Miscellaneous

<u>3.1 No Waiver of Rights</u>

This Agreement shall not be construed as a waiver of Lender's rights under the Original Note, nor shall it limit Lender's ability to enforce its rights if the exchange does not occur.

<u>3.2 Governing Law</u>

This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

<u>3.3 Entire Agreement</u>

This Agreement constitutes the entire understanding between the parties and supersedes any prior discussions or agreements regarding forbearance.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LENDER: **AEI MANAGEMENT, INC.**

By: Harry McMillan
Harry McMillan (Apr 2, 2025 [illegible] CDT)

Name: Harry McMillan

Title: President

BORROWER: **TRULEUM, INC.**

By: Jay S. Leaver
Jay S. Leaver (Apr 2, 2025 [illegible] MDT)

Name: Jay Leaver

Title: President